                        ALTERNATIVE LOAN TRUST 2006-16CB
                                 ISSUING ENTITY

                                FINAL TERM SHEET

                               [COUNTRYWIDE LOGO]

                                  $311,691,556
                                  (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

      This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

      The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

      THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

      This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

      The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                  FREE WRITING PROSPECTUS DATED APRIL 26, 2006

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-16CB

              DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING MAY 25, 2006

The issuing entity will issue certificates, including the following classes of certificates, that are offered pursuant to this free writing prospectus:

               INITIAL CLASS                                        INITIAL CLASS
            CERTIFICATE BALANCE/                                CERTIFICATE BALANCE/
              INITIAL NOTIONAL     PASS-THROUGH                   INITIAL NOTIONAL     PASS-THROUGH
                 AMOUNT (1)           RATE (2)                        AMOUNT (1)         RATE (2)
            --------------------   -------------                --------------------   ------------
Class A-1       $  1,500,000           6.00%       Class A-9      $ 14,997,000            6.00%
Class A-2       $129,597,000           6.00%       Class X        $268,128,242(3)        Variable
Class A-3       $  7,270,000           6.00%       Class PO       $    399,856                (4)
Class A-4       $ 17,557,000           6.00%       Class A-R      $        100            6.00%
Class A-5       $109,318,000           6.00%       Class M        $  5,985,100            6.00%
Class A-6       $  4,000,000           6.00%       Class B-1      $  2,677,500            6.00%
Class A-7       $ 15,000,000           6.00%       Class B-2      $  1,890,000            6.00%
Class A-8       $  1,500,000           6.00%

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus are listed, together with their pass-through rates and initial ratings, in the tables beginning on page 3 of this free writing prospectus.

(3) The Class X Certificates are interest only notional amount certificates. The initial notional amount of the Class X Certificates is set forth in the table and is not included in the aggregate certificate balance of all the certificates offered.

(4) The Class PO Certificates are principal only certificates and will not accrue interest.

ISSUING ENTITY

Alternative Loan Trust 2006-16CB, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan, the later of April 1, 2006 and the date of origination for that mortgage loan (the "cut-off date").

CLOSING DATE

On or about April 27, 2006.

THE MORTGAGE LOANS

The mortgage loans will consist of primarily 30-year conventional, fixed-rate mortgage loans secured by first liens on one-to-four family residential properties. All of the mortgage loans have original principal balances that conform to the guidelines of Fannie Mae and Freddie Mac.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus. Any substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut off date, the mortgage loans in the mortgage pool had the following characteristics:

Aggregate Current Principal Balance                  $314,999,073

Geographic Concentrations in excess of 10%:

  California                                             20.85%

  Florida                                                10.09%

Weighted Average Original LTV Ratio                      72.63%

Weighted Average Mortgage Rate                           6.526%

Range of Mortgage Rates                            6.125% to 7.250%

Average Current Principal Balance                      $219,665

Range of Current Principal Balances               $20,000 to $640,000

Weighted Average Remaining Term to Maturity            359 months

Weighted Average FICO Credit Score                        717

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue eighteen classes of certificates, fifteen of which are offered by this free writing prospectus:

                            INITIAL
                       CLASS CERTIFICATE
                        BALANCE/INITIAL                                                          INITIAL RATING  INITIAL RATING
     CLASS            NOTIONAL AMOUNT (1)                          TYPE                            (FITCH) (2)    (MOODY'S)(2)
--------------------  -------------------  -------------------------------------------------     --------------  --------------
OFFERED CERTIFICATES

Class A-1               $    1,500,000     Senior/ Fixed Pass-Through Rate                            AAA             Aaa

Class A-2               $  129,597,000     Senior/ Fixed Pass-Through Rate/ Planned Balance/          AAA             Aaa
                                                              Super Senior

Class A-3               $    7,270,000     Senior/ Fixed Pass-Through Rate/ Planned Balance/          AAA             Aa1
                                                               Support

Class A-4               $   17,557,000     Senior/ Fixed Pass-Through Rate/ Planned Balance           AAA             Aaa

Class A-5               $  109,318,000     Senior/ Fixed Pass-Through Rate/ Targeted Balance/         AAA             Aaa
                                                            Accretion Directed

Class A-6               $    4,000,000     Senior/ Fixed Pass-Through Rate/ Targeted Balance/         AAA             Aaa
                                                                 Accrual

Class A-7               $   15,000,000     Senior/ Fixed Pass-Through Rate/ NAS/ Super Senior         AAA             Aaa

Class A-8               $    1,500,000     Senior/ Fixed Pass-Through Rate/ NAS/ Support              AAA             Aa1

Class A-9               $   14,997,000     Senior/ Fixed Pass-Through Rate/ NAS                       AAA             Aaa

Class X                 $  268,128,242     Senior/ Notional Amount/ Variable Pass-Through Rate/       AAA             Aaa
                                                              Interest Only

Class PO                $      399,856     Senior/ Principal Only                                     AAA             Aaa

Class A-R               $          100     Senior/ Fixed Pass-Through Rate/ Residual                  AAA             Aaa

Class M                 $    5,985,100     Subordinate/ Fixed Pass- Through Rate                       AA             Aa3

Class B-1               $    2,677,500     Subordinate/ Fixed Pass- Through Rate                        A              A3

Class B-2               $    1,890,000     Subordinate/ Fixed Pass- Through Rate                      BBB            Baa3

NON-OFFERED
 CERTIFICATES(3)

Class B-3               $    1,417,500     Subordinate/ Fixed Pass- Through Rate

Class B-4               $      945,000     Subordinate/ Fixed Pass- Through Rate

Class B-5               $      945,016     Subordinate/ Fixed Pass- Through Rate

-------------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings ("Fitch") and Moody's Investors Service, Inc. ("Moody's"). The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

       CLASS           PASS-THROUGH RATE     ACCRUAL PERIOD     INTEREST ACCRUAL CONVENTION
--------------------   -----------------   ------------------   ---------------------------
OFFERED CERTIFICATES
Class A-1                   6.00%          calendar month (1)            30/360 (2)
Class A-2                   6.00%          calendar month (1)            30/360 (2)
Class A-3                   6.00%          calendar month (1)            30/360 (2)
Class A-4                   6.00%          calendar month (1)            30/360 (2)
Class A-5                   6.00%          calendar month (1)            30/360 (2)
Class A-6                   6.00%          calendar month (1)            30/360 (2)
Class A-7                   6.00%          calendar month (1)            30/360 (2)
Class A-8                   6.00%          calendar month (1)            30/360 (2)
Class A-9                   6.00%          calendar month (1)            30/360 (2)
Class PO                      (3)                 N/A                       N/A
Class X                       (4)          calendar month (1)            30/360 (2)
Class A-R                   6.00%          calendar month (1)            30/360 (2)
Class M                     6.00%          calendar month (1)            30/360 (2)
Class B-1                   6.00%          calendar month (1)            30/360 (2)
Class B-2                   6.00%          calendar month (1)            30/360 (2)

NON-OFFERED
CERTIFICATES

Class B-3                   6.00%          calendar month (1)            30/360 (2)
Class B-4                   6.00%          calendar month (1)            30/360 (2)
Class B-5                   6.00%          calendar month (1)            30/360 (2)

--------------
(1) The accrual period for any distribution date will be the calendar month before the month of that distribution date.

(2) Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30 day months.

(3) The Class PO Certificates are principal only certificates and will not accrue any interest.

(4) The pass-through rate for the Class X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

        DESIGNATION                 CLASSES OF CERTIFICATES
----------------------------    --------------------------------
Senior Certificates             Class A-1, Class A-2, Class
                                 A-3, Class A-4, Class A-5,
                                Class A-6, Class A-7, Class
                                 A-8, Class A-9, Class PO,
                                   Class X and Class A-R
                                       Certificates

Subordinated Certificates       Class M and Class B Certificates

Class A Certificates            Class A-1, Class A-2, Class
                                 A-3, Class A-4, Class A-5,
                                Class A-6, Class A-7, Class A-8
                                   and Class A-9 Certificates

Class B Certificates            Class B-1, Class B-2,
                                Class B-3, Class B-4 and
                                 Class B-5 Certificates

Notional Amount Certificates     Class X Certificates

Offered Certificates            Senior Certificates, Class M,
                                   Class B-1 and Class B-2
                                         Certificates

RECORD DATE

The last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates other than the Class A-1 and Class A-R Certificates:

$25,000 and multiples of $1,000.

Class A-1 Certificates

$1,000 and multiples of $1,000.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) may elect to hold their beneficial interests through The Depository Trust Company.

CLASS A-R CERTIFICATES

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on May 25, 2006, and thereafter on the 25(th) day of each calendar month, or if the 25(th) is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates is the distribution date in June 2036. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 5.

On each distribution date, to the extent funds are available, each class of certificates will be entitled to receive or accrete:

- interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

-     any interest that was not paid or accreted on prior distribution dates;
      less

- any net interest shortfalls allocated to that class for that distribution date.

The Class A-6 Certificates are accrual certificates. Interest will accrue on the Class A-6 Certificates during each interest accrual period at a per annum rate of 6.00%. However, this interest will not be distributed on the Class A-6 Certificates until the accrual termination date, which is the earlier of

- the date on which the class certificate balance of each class of subordinated certificates is reduced to zero; and

- the distribution date on which the class certificate balance of the Class A-5 Certificates is reduced to zero.

The Class PO Certificates do not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS:

For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans resulting from:

-     prepayments on the mortgage loans; and

- reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls on any distribution date will be allocated pro rata among all senior and subordinate classes entitled to receive or accrete distributions of or interest on that distribution date, based on their respective entitlements, in each case before taking into account any reduction in the amounts from net interest shortfalls.

If on any distribution date, available funds are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates in the order described below under " -- Priority of Distributions Among Certificates", interest will be distributed or accreted on each class of certificates, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Generally, all payments and other amounts in respect of principal of the mortgage loans will be allocated between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan with a net mortgage rate less than 6.00% will be equal to the net mortgage rate divided by 6.00% and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan with a net mortgage rate equal to or greater than 6.00%, the non-PO percentage will be 100% and the PO percentage will be 0%. The applicable non-PO percentage of those amounts will be allocated to the senior certificates (other than the notional amount certificates and the Class PO Certificates) as set forth below, and any remainder of the non-PO amount is allocated to the subordinated certificates:

- in the case of scheduled principal collections on the mortgage loans, the amount allocated to the senior certificates is based on the ratio of the aggregate class certificate balance of the senior certificates to the aggregate class certificate balance of all certificates, other than the Class PO Certificates; and

- in the case of principal prepayments the amount allocated to the senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under " -- Amounts Available for Distributions on the Certificates."

The Class X Certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on its notional amount.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses described under the next heading are subtracted):

- all scheduled installments of interest and principal due and received on the mortgage loans in the applicable period, together with any advances with respect to them;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- net proceeds from the liquidation of defaulted mortgage loans during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

-     subsequent recoveries with respect to mortgage loans;

- partial or full prepayments collected during the applicable period, together with interest paid in connection with the prepayment (other than certain excess amounts payable to the master servicer) and the compensating interest; and

- any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

- the master servicing fee and additional servicing compensation due to the master servicer;

-     the trustee fee due to the trustee;

-     lender paid mortgage insurance premiums, if any;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

- all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.250% (referred to as the master servicing fee rate). The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges, including prepayment charges, and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans.

SOURCE AND PRIORITY OF DISTRIBUTIONS:

The master servicing fee and any additional servicing compensations will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds will be distributed in the following order:

- to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

- to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

- to any deferred amounts payable on the Class PO Certificates, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

- to interest on and then principal of each class of subordinated certificates, in the order of their seniority, beginning with the Class M Certificates, in each case subject to the limitations set forth below; and

-     from any remaining available amounts, to the Class A-R Certificates.

Principal

On each distribution date, the non-PO formula principal amount will be distributed first as principal of the senior certificates (other than the notional amount certificates and the Class PO Certificates) in an amount up to the amounts specified below, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount.

On each distribution date up to and including the accrual termination date, the amount of accrued interest on the Class A-6 Certificates added to its class certificate balance will be distributed as principal to the Class A-5 and Class A-6 Certificates as described under "Description of the Certificates -- Principal" in this free writing prospectus.

Senior Certificates (other than the notional amount certificates and the Class PO Certificates):

On each distribution date, the non-PO formula principal amount, up to the amount of the senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

      (1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

      (2) concurrently, to the Class A-7, Class A-8 and Class A-9 Certificates, pro rata, the priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates -- Principal" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

      (3) to the Class A-2, Class A-3 and Class A-4 Certificates, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate planned balance for that distribution date (as described under "Principle Balance Schedules" in this free writing prospectus), in the following order of priority:

            (a) concurrently, to the Class A-2 and Class A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

            (b) to the Class A-4 Certificates, until its class certificate balance is reduced to zero;

      (4) to the Class A-5 Certificates, in an amount up the amount necessary to reduce its class certificate balance to its targeted balance for that distribution date (as described under "Principle Balance Schedules" in this free writing prospectus);

      (5) to the Class A-6 Certificates, in an amount up the amount necessary to reduce its class certificate balance to its targeted balance for that distribution date (as described under "Principle Balance Schedules" in this free writing prospectus);

      (6) to the Class A-5 Certificates, without regard to its targeted balance for that distribution date, until its class certificate balance is reduced to zero;

      (7) to the Class A-6 Certificates, without regard to its targeted balance for that distribution date, until its class certificate balance is reduced to zero;

      (8) to the Class A-2, Class A-3 and Class A-4 Certificates, without regard to their aggregate planned balance for that distribution date, in the following order of priority:

            (a) concurrently, to the Class A-2 and Class A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

            (b) to the Class A-4 Certificates, until its class certificate balance is reduced to zero;

      (9) to the Class A-1 Certificates, until its class certificate balance is reduced to zero; and

      (10) concurrently, to the Class A-7, Class A-8 and Class A-9 Certificates, pro rata, without regard to the priority amount, until their respective class certificate balances are reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to the Class PO Certificates in an amount equal to the lesser of (x) the PO formula principal amount for that distribution date and (y) the product of:

- available funds remaining after distribution of interest on the senior certificates; and

- a fraction, the numerator of which is the PO formula principal amount and the denominator of which is the sum of the PO formula principal amount and the senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the non-PO formula principal amount, up to the subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances, and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans will be allocated as follows:

- the PO percentage of any realized losses on a discount mortgage loan will be allocated to the Class PO Certificates; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the Class PO Certificates (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

- the non-PO percentage of any realized losses will be allocated in the following order of priority:

      - first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority until their respective class certificate balances are reduced to zero: and

      - second, concurrently, to the Class A Certificates, pro rata, based upon their respective class certificate balances, or, in the case of the Class A-6 Certificates, on the basis of the lesser of its class certificate balance immediately prior to that distribution date and its initial class certificate balance, except that realized losses that would otherwise be allocated to the Class A-2 and Class A-7 Certificates will instead be allocated to the Class A-3 and Class A-8 Certificates, respectively, until their respective class certificate balances are reduced to zero.

In addition, if, on any distribution date, following all distributions and the allocation of realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans, first to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under " -- Allocation of Losses."

Further, the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under " -- Allocation of Losses."

Additionally, as described above under " -- Principal Payments," unless certain conditions are met, the senior prepayment percentage (which determines the allocation of the net principal prepayments between the senior certificates and the subordinated certificates) will exceed the senior percentage (which represents the senior certificates (other than the notional amount certificates and the Class PO Certificates) as a percentage of all the certificates (other than the notional amount certificates and the Class PO Certificates) for the first 9 years after the closing date. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute, with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut off date.

TAX STATUS

For federal income tax purposes, the issuing entity will consist of one or more
REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA CONSIDERATIONS

The offered certificates (other than the Class PO, Class X and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

A fiduciary of such plans or arrangements must determine that the purchase of a Certificate is consistent with its fiduciary duties and does not result in a nonexempt prohibited transaction under applicable law.

LEGAL INVESTMENT

The senior certificates and the Class M Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                THE MORTGAGE POOL

                                MORTGAGE RATES(1)

                                                                                                                         WEIGHTED
                                                                                       WEIGHTED AVERAGE                  AVERAGE
                              NUMBER OF     AGGREGATE     PERCENT OF      AVERAGE       REMAINING TERM     WEIGHTED      ORIGINAL
                              MORTGAGE  PRINCIPAL BALANCE  MORTGAGE  PRINCIPAL BALANCE        TO         AVERAGE FICO LOAN-TO-VALUE
MORTGAGE RATE (%)               LOANS      OUTSTANDING       POOL     OUTSTANDING ($)  MATURITY (MONTHS) CREDIT SCORE   RATIO (%)
-----------------             --------- ----------------- ---------- ----------------- ----------------- ------------ -------------
6.030 ......................       2    $     553,000.00     0.18%    276,500.00               359            694        88.51
6.125 ......................      55       14,334,614.71     4.55     260,629.36               351            713        67.26
6.135 ......................       1          283,500.00     0.09     283,500.00               360            681        90.00
6.170 ......................       1          261,500.00     0.08     261,500.00               360            641        87.75
6.210 ......................       1          215,000.00     0.07     215,000.00               360            626        82.69
6.245 ......................       1          337,969.38     0.11     337,969.38               350            685        89.89
6.250 ......................     140       30,885,246.58     9.80     220,608.90               360            728        71.36
6.280 ......................       1          160,000.00     0.05     160,000.00               360            783        89.89
6.305 ......................       1          113,000.00     0.04     113,000.00               360            745        85.61
6.365 ......................       1          207,000.00     0.07     207,000.00               360            641        90.00
6.375 ......................     248       52,372,646.53    16.63     211,180.03               358            722        70.71
6.380 ......................       1          162,000.00     0.05     162,000.00               360            746        90.00
6.405 ......................       2          351,000.00     0.11     175,500.00               360            641        90.00
6.465 ......................       1          164,500.00     0.05     164,500.00               360            700        82.25
6.495 ......................       1          231,299.00     0.07     231,299.00               360            722        90.00
6.500 ......................     348       75,471,308.13    23.96     216,871.58               360            716        72.70
6.625 ......................     284       63,972,079.09    20.31     225,253.80               360            715        73.69
6.750 ......................     316       70,006,777.15    22.22     221,540.43               360            714        73.84
6.770 ......................       1           81,900.00     0.03      81,900.00               360            780        90.00
6.875 ......................      27        4,690,732.16     1.49     173,730.82               360            709        73.84
6.920 ......................       1          144,000.00     0.05     144,000.00               360            675        90.00
                               -----    ----------------   ------
  Total ....................   1,434    $ 314,999,072.73   100.00%
                               =====    ================   ======

----------
(1) The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of the interest premium charge by the related lenders. As of the cut off date, the weighted average mortgage rate of the mortgage loans (as so adjusted) was approximately 6.522% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans was approximately 6.526% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                  WEIGHTED    WEIGHTED   WEIGHTED
                                                                                      WEIGHTED     AVERAGE     AVERAGE    AVERAGE
RANGE OF                     NUMBER OF     AGGREGATE     PERCENT OF      AVERAGE       AVERAGE REMAINING TERM   FICO     ORIGINAL
CURRENT MORTGAGE             MORTGAGE  PRINCIPAL BALANCE  MORTGAGE  PRINCIPAL BALANCE MORTGAGE   TO MATURITY   CREDIT  LOAN-TO-VALUE
LOAN PRINCIPAL BALANCES ($)    LOANS      OUTSTANDING       POOL     OUTSTANDING ($)   RATE(%)    (MONTHS)      SCORE    RATIO (%)
---------------------------- --------- ----------------- ---------- ----------------- -------- -------------- -------- -------------
        0.01 -  50,000.00...      11   $      454,711.95     0.14%       41,337.45      6.595        360         718       26.76
   50,000.01 - 100,000.00...     114        9,710,533.27     3.08        85,180.12      6.579        358         725       63.58
  100,000.01 - 150,000.00...     251       32,259,198.66    10.24       128,522.70      6.497        359         722       71.70
  150,000.01 - 200,000.00...     325       56,727,291.68    18.01       174,545.51      6.540        359         722       72.55
  200,000.01 - 250,000.00...     246       55,053,311.46    17.48       223,793.95      6.523        359         711       74.18
  250,000.01 - 300,000.00...     196       53,834,119.57    17.09       274,663.88      6.532        358         715       73.77
  300,000.01 - 350,000.00...     125       40,558,760.66    12.88       324,470.09      6.568        359         714       74.76
  350,000.01 - 400,000.00...     105       39,952,449.24    12.68       380,499.52      6.507        359         710       72.65
  400,000.01 - 450,000.00...      47       19,441,694.52     6.17       413,653.07      6.466        360         724       68.95
  450,000.01 - 500,000.00...      10        4,731,751.72     1.50       473,175.17      6.587        360         726       75.78
  500,000.01 - 550,000.00...       2        1,010,250.00     0.32       505,125.00      6.437        360         717       72.51
  600,000.01 - 650,000.00...       2        1,265,000.00     0.40       632,500.00      6.251        360         767       44.80
                               -----   -----------------   ------
 Total......................   1,434   $  314,999,072.73   100.00%
                               =====   =================   ======

----------
(1) As of the cut off date, the average current mortgage loan principal balance of the mortgage loans was approximately $219,665.

                              FICO CREDIT SCORES(1)

                                                                                                  WEIGHTED    WEIGHTED   WEIGHTED
                                                                                      WEIGHTED     AVERAGE     AVERAGE    AVERAGE
                             NUMBER OF     AGGREGATE     PERCENT OF      AVERAGE       AVERAGE REMAINING TERM   FICO     ORIGINAL
RANGE OF                     MORTGAGE  PRINCIPAL BALANCE  MORTGAGE  PRINCIPAL BALANCE MORTGAGE   TO MATURITY   CREDIT  LOAN-TO-VALUE
FICO CREDIT SCORES             LOANS      OUTSTANDING       POOL     OUTSTANDING ($)  RATE (%)    (MONTHS)      SCORE    RATIO (%)
---------------------------- --------- ----------------- ---------- ----------------- -------- -------------- -------- -------------
619 and Below...............       3   $      649,250.00     0.21%      216,416.67      6.515        360         604       55.71
620-639.....................      85       19,149,724.36     6.08       225,290.87      6.531        358         631       69.50
640-659.....................      90       19,422,136.27     6.17       215,801.51      6.536        360         650       69.05
660-679.....................     170       38,865,831.48    12.34       228,622.54      6.554        358         669       72.04
680-699.....................     163       37,593,721.24    11.93       230,636.33      6.530        359         689       71.60
700-719.....................     257       56,832,631.29    18.04       221,138.64      6.539        360         709       73.68
720 and Above...............     666      142,485,778.09    45.23       213,942.61      6.511        359         762       73.62
                               -----   -----------------   ------
   Total....................   1,434   $  314,999,072.73   100.00%
                               =====   =================   ======

----------
(1) As of the cut off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans was approximately 717.

                             DOCUMENTATION PROGRAMS

                                                                                                 WEIGHTED
                                                                                      WEIGHTED   AVERAGE   WEIGHTED   WEIGHTED
                                                                                       AVERAGE  REMAINING  AVERAGE    AVERAGE
                             NUMBER OF     AGGREGATE     PERCENT OF      AVERAGE      MORTGAGE     TERM      FICO     ORIGINAL
                             MORTGAGE  PRINCIPAL BALANCE  MORTGAGE  PRINCIPAL BALANCE   RATE   TO MATURITY  CREDIT  LOAN-TO-VALUE
DOCUMENTATION PROGRAM          LOANS      OUTSTANDING       POOL     OUTSTANDING ($)     (%)     (MONTHS)   SCORE    RATIO (%)
---------------------        --------- ----------------- ---------- ----------------- -------- ----------- -------- -------------
CLUES.......................       9   $    2,012,928.00     0.64%      223,658.67      6.593       360       720       82.57
Full/Alternative............     440       90,324,017.68    28.67       205,281.86      6.440       359       712       75.62
No Income/No Asset..........     104       18,227,147.10     5.79       175,261.03      6.561       359       719       60.39
Preferred...................     237       53,772,082.27    17.07       226,886.42      6.468       359       749       72.26
Reduced.....................     587      137,159,339.89    43.54       233,661.57      6.592       359       711       73.15
Stated Income/Stated Asset..      57       13,503,557.79     4.29       236,904.52      6.614       358       681       63.77
                               -----   -----------------   ------
   Total....................   1,434   $  314,999,072.73   100.00%
                               =====   =================   ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                  WEIGHTED    WEIGHTED   WEIGHTED
                                                                                      WEIGHTED     AVERAGE     AVERAGE    AVERAGE
                             NUMBER OF     AGGREGATE     PERCENT OF      AVERAGE       AVERAGE REMAINING TERM   FICO     ORIGINAL
RANGE OF ORIGINAL            MORTGAGE  PRINCIPAL BALANCE  MORTGAGE  PRINCIPAL BALANCE MORTGAGE   TO MATURITY   CREDIT  LOAN-TO-VALUE
LOAN-TO-VALUE RATIOS (%)       LOANS      OUTSTANDING       POOL     OUTSTANDING ($)  RATE (%)    (MONTHS)      SCORE    RATIO (%)
---------------------------- --------- ----------------- ---------- ----------------- -------- -------------- -------- -------------
 50.00 and Below............     160   $   27,059,123.00     8.59%      169,119.52      6.471        357         716       39.65
 50.01 to 55.00.............      52       12,265,924.38     3.89       235,883.16      6.489        357         714       52.69
 55.01 to 60.00.............      60       14,037,196.52     4.46       233,953.28      6.471        356         715       58.01
 60.01 to 65.00.............      73       19,759,814.40     6.27       270,682.39      6.533        360         700       62.57
 65.01 to 70.00.............      93       22,290,493.37     7.08       239,682.72      6.532        359         712       68.02
 70.01 to 75.00.............     110       26,319,436.52     8.36       239,267.60      6.516        360         700       73.66
 75.01 to 80.00.............     776      169,698,590.23    53.87       218,683.75      6.539        359         723       79.63
 80.01 to 85.00.............      10        2,408,338.00     0.76       240,833.80      6.526        360         693       83.99
 85.01 to 90.00.............      63       12,869,807.93     4.09       204,282.67      6.554        360         715       89.54
 90.01 to 95.00.............      36        8,038,554.67     2.55       223,293.19      6.582        360         729       94.57
 95.01 to 100.00............       1          251,793.71     0.08       251,793.71      6.125        322         631       97.00
                               -----   -----------------   ------
   Total....................   1,434   $  314,999,072.73   100.00%
                               =====   =================   ======

----------
(1) As of the cut off date, the weighted average original Loan-to-Value Ratio of the mortgage loans was approximately 72.63%.

(2) Does not take into account any secondary financing on the mortgage loans that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                  WEIGHTED    WEIGHTED   WEIGHTED
                                                                                      WEIGHTED     AVERAGE     AVERAGE    AVERAGE
                             NUMBER OF     AGGREGATE     PERCENT OF      AVERAGE       AVERAGE REMAINING TERM   FICO     ORIGINAL
                             MORTGAGE  PRINCIPAL BALANCE  MORTGAGE  PRINCIPAL BALANCE MORTGAGE   TO MATURITY   CREDIT  LOAN-TO-VALUE
STATE                          LOANS      OUTSTANDING       POOL     OUTSTANDING ($)  RATE (%)    (MONTHS)      SCORE    RATIO (%)
---------------------------- --------- ----------------- ---------- ----------------- -------- -------------- -------- -------------
Arizona.....................      69   $   14,756,349.66     4.68%      213,860.14      6.543       359          706       74.32
California..................     232       65,674,832.19    20.85       283,081.17      6.505       358          708       66.21
Colorado....................      56       12,117,346.43     3.85       216,381.19      6.539       360          725       77.30
Florida.....................     160       31,796,494.79    10.09       198,728.09      6.564       360          715       75.29
Georgia.....................      36        7,290,134.56     2.31       202,503.74      6.530       360          719       78.24
Illinois....................      37        8,247,084.00     2.62       222,894.16      6.542       357          733       76.09
Maryland....................      37       10,295,930.53     3.27       278,268.39      6.487       359          710       70.40
Nevada......................      55       14,171,077.83     4.50       257,655.96      6.498       360          725       75.54
New Jersey..................      34        8,213,034.61     2.61       241,559.84      6.542       359          696       71.91
New York....................      47       12,651,080.01     4.02       269,171.92      6.555       360          722       66.88
North Carolina..............      39        6,643,966.00     2.11       170,358.10      6.526       360          732       76.69
Oregon......................      51       10,603,744.60     3.37       207,916.56      6.563       360          722       75.87
Texas.......................      91       14,025,799.39     4.45       154,129.66      6.509       357          721       78.23
Virginia....................      45       11,195,376.42     3.55       248,786.14      6.551       359          706       72.13
Washington..................      61       13,502,232.12     4.29       221,348.07      6.513       359          724       76.13
Other (less than 2%)........     384       73,814,589.59    23.43       192,225.49      6.523       359          723       73.49
                               -----   -----------------   ------
   Total....................   1,434   $  314,999,072.73   100.00%
                               =====   =================   ======

----------
(1) The Other row in the preceding table includes 32 other states and the District of Columbia with under 2% concentrations individually. No more than approximately 0.449% of the mortgage loans were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                                  WEIGHTED    WEIGHTED   WEIGHTED
                                                                                      WEIGHTED     AVERAGE     AVERAGE    AVERAGE
                             NUMBER OF     AGGREGATE     PERCENT OF      AVERAGE       AVERAGE REMAINING TERM   FICO     ORIGINAL
                             MORTGAGE  PRINCIPAL BALANCE  MORTGAGE  PRINCIPAL BALANCE MORTGAGE   TO MATURITY   CREDIT  LOAN-TO-VALUE
LOAN PURPOSE                   LOANS      OUTSTANDING       POOL     OUTSTANDING ($)  RATE (%)    (MONTHS)      SCORE    RATIO (%)
---------------------------- --------- ----------------- ---------- ----------------- -------- -------------- -------- -------------
Refinance (cash-out)........     442   $  101,064,959.10    32.08%      228,653.75      6.522        358         693       65.78
Purchase....................     810      174,022,294.64    55.25       214,842.34      6.532        360         731       77.06
Refinance (rate/term).......     182       39,911,818.99    12.67       219,295.71      6.513        358         714       70.60
                               -----   -----------------   ------
  Total.....................   1,434   $  314,999,072.73   100.00%
                               =====   =================   ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                  WEIGHTED    WEIGHTED   WEIGHTED
                                                                                      WEIGHTED     AVERAGE     AVERAGE    AVERAGE
                             NUMBER OF     AGGREGATE     PERCENT OF      AVERAGE       AVERAGE REMAINING TERM   FICO     ORIGINAL
                             MORTGAGE  PRINCIPAL BALANCE  MORTGAGE  PRINCIPAL BALANCE MORTGAGE   TO MATURITY   CREDIT  LOAN-TO-VALUE
PROPERTY TYPE                  LOANS      OUTSTANDING       POOL     OUTSTANDING ($)  RATE (%)    (MONTHS)      SCORE    RATIO (%)
---------------------------- --------- ----------------- ---------- ----------------- -------- -------------- -------- -------------
2-4 Family Residence........      60   $   17,816,360.68     5.66%      296,939.34      6.567        359         725       73.02
Condominium Hotel...........       4        1,292,690.00     0.41       323,172.50      6.412        360         750       78.04
High-rise Condominium.......      10        1,699,926.00     0.54       169,992.60      6.647        360         738       74.93
Low-rise Condominium........     112       20,618,824.23     6.55       184,096.64      6.582        360         727       76.21
Planned Unit Development....     393       88,875,740.11    28.21       226,146.92      6.507        359         726       75.47
Single Family Residence.....     855      184,695,531.71    58.63       216,018.17      6.526        359         710       70.76
                               -----   -----------------   ------
  Total.....................   1,434   $  314,999,072.73   100.00%
                               =====   =================   ======

                               OCCUPANCY TYPES(1)

                                                                                                  WEIGHTED    WEIGHTED   WEIGHTED
                                                                                      WEIGHTED     AVERAGE     AVERAGE    AVERAGE
                             NUMBER OF     AGGREGATE     PERCENT OF      AVERAGE       AVERAGE REMAINING TERM   FICO     ORIGINAL
                             MORTGAGE  PRINCIPAL BALANCE  MORTGAGE  PRINCIPAL BALANCE MORTGAGE   TO MATURITY   CREDIT  LOAN-TO-VALUE
OCCUPANCY TYPE                 LOANS      OUTSTANDING       POOL     OUTSTANDING ($)  RATE (%)    (MONTHS)      SCORE    RATIO (%)
---------------------------- --------- ----------------- ---------- ----------------- -------- -------------- -------- -------------
Investment Property.........      92   $   17,440,809.82     5.54%      189,574.02      6.551       360          735       72.63
Primary Residence...........   1,276      282,345,144.77    89.63       221,273.62      6.524       359          715       72.60
Secondary Residence.........      66       15,213,118.14     4.83       230,501.79      6.541       360          725       73.11
                               -----   -----------------   ------
  Total.....................   1,434   $  314,999,072.73   100.00%
                               =====   =================   ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                      WEIGHTED
                             NUMBER OF     AGGREGATE     PERCENT OF      AVERAGE       AVERAGE   WEIGHTED   WEIGHTED AVERAGE
REMAINING TERM               MORTGAGE  PRINCIPAL BALANCE  MORTGAGE  PRINCIPAL BALANCE MORTGAGE AVERAGE FICO ORIGINAL LOAN-TO-
TO MATURITY (MONTHS)           LOANS      OUTSTANDING       POOL     OUTSTANDING ($)   RATE(%) CREDIT SCORE  VALUE RATIO (%)
---------------------------- --------- ----------------- ---------- ----------------- -------- ------------ -----------------
360.........................   1,333   $  292,013,238.56    92.70%      219,064.70      6.531       717           72.53
359.........................      50       11,499,293.74     3.65       229,985.87      6.504       709           75.59
358.........................      19        4,432,724.68     1.41       233,301.30      6.528       708           74.42
357.........................       9        1,868,853.13     0.59       207,650.35      6.425       732           74.31
356.........................       3          778,500.62     0.25       259,500.21      6.453       755           69.02
354.........................       1          131,312.12     0.04       131,312.12      6.625       779           70.27
352.........................       1          202,429.55     0.06       202,429.55      6.500       645           80.00
351.........................       1          279,925.62     0.09       279,925.62      6.375       682           80.00
350.........................       2          591,601.00     0.19       295,800.50      6.625       696           85.12
349.........................       1          280,000.00     0.09       280,000.00      6.125       626           75.68
348.........................       1          348,800.00     0.11       348,800.00      6.125       720           80.00
322.........................       1          251,793.71     0.08       251,793.71      6.125       631           97.00
300.........................       1          154,400.00     0.05       154,400.00      6.625       675           80.00
240.........................      11        2,166,200.00     0.69       196,927.27      6.302       720           56.29
                               -----   -----------------   ------
  Total.....................   1,434   $  314,999,072.73   100.00%
                               =====   =================   ======

----------
(1) As of the cut off date, the weighted average remaining term to maturity of the mortgage loans was approximately 359 months.

                      INTEREST ONLY PERIODS AT ORIGINATION

                                                                                                                         WEIGHTED
                                                                                                  WEIGHTED    WEIGHTED   AVERAGE
                                                                                      WEIGHTED     AVERAGE     AVERAGE   ORIGINAL
                             NUMBER OF     AGGREGATE     PERCENT OF      AVERAGE       AVERAGE REMAINING TERM   FICO     LOAN-TO-
INTEREST ONLY PERIOD         MORTGAGE  PRINCIPAL BALANCE  MORTGAGE  PRINCIPAL BALANCE MORTGAGE   TO MATURITY   CREDIT  VALUE RATIO
(MONTHS)                       LOANS      OUTSTANDING       POOL     OUTSTANDING ($)  RATE (%)    (MONTHS)      SCORE      (%)
---------------------------- --------- ----------------- ---------- ----------------- -------- -------------- -------- -----------
0...........................     920   $  190,382,587.55    60.44%      206,937.60     6.523        358         713       71.26
120.........................     481      117,516,493.58    37.31       244,317.03     6.544        360         723       75.19
180.........................      33        7,099,991.60     2.25       215,151.26     6.322        360         733       66.72
                               -----   -----------------   ------
  Total.....................   1,434   $  314,999,072.73   100.00%
                               =====   =================   ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                                                        WEIGHTED
                                                                                                  WEIGHTED    WEIGHTED   AVERAGE
                                                                                      WEIGHTED     AVERAGE     AVERAGE   ORIGINAL
                             NUMBER OF     AGGREGATE     PERCENT OF      AVERAGE       AVERAGE REMAINING TERM   FICO     LOAN-TO-
PREPAYMENT CHARGE            MORTGAGE  PRINCIPAL BALANCE  MORTGAGE  PRINCIPAL BALANCE MORTGAGE   TO MATURITY   CREDIT  VALUE RATIO
PERIOD (MONTHS)                LOANS      OUTSTANDING       POOL     OUTSTANDING ($)  RATE (%)    (MONTHS)      SCORE      (%)
---------------------------- --------- ----------------- ---------- ----------------- -------- -------------- -------- -----------
0...........................   1,342   $  298,014,316.20    94.61%      222,067.30      6.520        359         718      72.73
6...........................       1          417,000.00     0.13       417,000.00      6.875        360         747      77.37
12..........................       1          133,881.77     0.04       133,881.77      6.625        359         792      31.17
36..........................       9        1,319,804.96     0.42       146,645.00      6.512        358         703      69.37
60..........................      81       15,114,069.80     4.80       186,593.45      6.636        360         700      71.02
                               -----   -----------------   ------
  Total.....................   1,434   $  314,999,072.73   100.00%
                               =====   =================   ======

                           SERVICING OF MORTGAGE LOANS

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

      The Expense Fees with respect to the mortgage pool are payable out of the interest payments on each mortgage loan. The Expense Fees will be 0.259% per annum of the Stated Principal Balance of each mortgage loan. The Expense Fees consist of:

      - the master servicing fee payable to the master servicer in respect of its master servicing activities; and

      - fees payable to the trustee in respect of its activities as trustee under the pooling and servicing agreement.

      The master servicing fee will be 0.250% per annum of the Stated Principal Balance of each mortgage loan. The master servicer is obligated to pay some but not all ongoing expenses associated with the issuing entity and incurred by the master servicer in connection with its responsibilities under the pooling and servicing agreement and those amounts will be paid by the master servicer out of the master servicing fee. The amount of the master servicing fee is subject to adjustment with respect to prepaid mortgage loans, as described under " -- Adjustment to Servicing Compensation in Connection with Certain Prepaid Mortgage Loans." The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, prepayment charges, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in the Certificate Account and Distribution Account and Excess Proceeds with respect to mortgage loans as described under "Description of the Certificates -- Fees and Expenses".

      The net mortgage rate of a mortgage loan is its mortgage rate (net of the interest premium charged by the related lenders for the lender acquired mortgage insurance mortgage loans, if any) less the sum of the master servicing fee and the trustee fee on the mortgage loan (expressed as a per annum percentage of its Stated Principal Balance).

ADJUSTMENT TO SERVICING COMPENSATION IN CONNECTION WITH CERTAIN PREPAID MORTGAGE LOANS

      When a borrower prepays a mortgage loan between Due Dates, the borrower is required to pay interest on the amount prepaid only to the date of prepayment and not thereafter. Except with respect to the month of the cut-off date, principal prepayments by borrowers received by the master servicer from the first day through the fifteenth day of a calendar month will be distributed to certificateholders on the Distribution Date in the same month in which the prepayments are received and, accordingly, no shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans results. Conversely, principal prepayments by borrowers received by the master servicer from the sixteenth day (or, in the case of the first Distribution Date, from April 1, 2006) through the last day of a calendar month will be distributed to certificateholders on the Distribution Date in the month following the month of receipt and, accordingly, a shortfall in the amount of interest to be distributed to certificateholders with respect to the prepaid mortgage loans would result. Pursuant to the pooling and servicing agreement, the master servicing fee for any month will be reduced, but not by more than an amount equal to the product of one-twelfth of 0.125% and the aggregate Stated Principal Balance of the mortgage loans ("Compensating Interest"), by an amount sufficient to pass through to certificateholders the full amount of interest to which they would be entitled for each prepaid mortgage loan on the related Distribution Date.

      If shortfalls in interest as a result of prepayments in any Prepayment Period exceed the Compensating Interest for the related Distribution Date, the amount of interest distributed to certificateholders will be reduced by the amount of the excess. See "Description of the Certificates -- Interest" in this free writing prospectus.

CERTAIN MODIFICATIONS AND REFINANCINGS

      Countrywide Home Loans, without prior approval from the Rating Agencies, will be permitted under the pooling and servicing agreement to solicit borrowers for reductions to the mortgage rates of their respective mortgage loans. If a borrower requests such a reduction, the master servicer will be permitted to agree to the rate reduction provided that Countrywide Home Loans purchases the mortgage loan from the issuing entity immediately following the modification. Any purchase of a mortgage loan subject to a modification will be for a price equal to 100% of the Stated Principal Balance of that mortgage loan, plus accrued and unpaid interest on the mortgage loan up to the next Due Date at the applicable net mortgage rate, net of any unreimbursed advances of principal and interest on the mortgage loan made by the master servicer. Countrywide Home Loans will remit the purchase price to the master servicer for deposit into the Certificate Account within one business day of the purchase of that mortgage loan. Purchases of mortgage loans may occur when prevailing interest rates are below the interest rates on the mortgage loans and mortgagors request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the issuing entity against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

      The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

      The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

      The Mortgage Pass-Through Certificates, Series 2006-16CB, will consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class X, Class PO, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. Only the classes of certificates listed on page 1 are being offered by this free writing prospectus.

When describing the certificates in this free writing prospectus, we use the following terms:

        DESIGNATION                                  CLASSES OF CERTIFICATES
----------------------------    ------------------------------------------------------------------------------
    Senior Certificates         Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6,
                                Class A-7, Class A-8, Class A-9, Class X, Class PO and Class A-R Certificates

  Subordinated Certificates                             Class M and Class B Certificates

    Class A Certificates          Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7,
                                                       Class A-8 and Class A-9 Certificates

    Class B Certificates           Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

Notional Amount Certificates                                 Class X Certificates

    Offered Certificates                  Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

The certificates are generally referred to as the following types:

         CLASS                                                 TYPE
-------------------------         --------------------------------------------------------------
Class A-1 Certificates                            Senior/ Fixed Pass-Through Rate

Class A-2 Certificates            Senior/ Fixed Pass-Through Rate/ Planned Balance/ Super Senior

Class A-3 Certificates               Senior/ Fixed Pass-Through Rate/ Planned Balance/ Support

Class A-4 Certificates                   Senior/ Fixed Pass-Through Rate/ Planned Balance

Class A-5 Certificates             Senior/ Fixed Pass-Through Rate/ Targeted Balance/ Accretion
                                                             Directed

Class A-6 Certificates              Senior/ Fixed Pass-Through Rate/ Targeted Balance/ Accrual

Class A-7 Certificates                  Senior/ Fixed Pass-Through Rate/ NAS/ Super Senior

Class A-8 Certificates                     Senior/ Fixed Pass-Through Rate/ NAS/ Support

Class A-9 Certificates                         Senior/ Fixed Pass-Through Rate/ NAS

Class X Certificates               Senior/ Notional Amount/ Variable Pass-Through Rate/ Interest Only

Class PO Certificates                                 Senior/ Principal Only

Class A-R Certificates                       Senior/ Fixed Pass- Through Rate/Residual

Subordinated Certificates                      Subordinate/ Fixed Pass- Through Rate

      The Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

      The senior certificates will have an initial aggregate class certificate balance of approximately $301,138,956, and will evidence in the aggregate an initial beneficial ownership interest of approximately 95.60% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                                  INITIAL BENEFICIAL
   CLASS OF SUBORDINATED CERTIFICATES             OWNERSHIP INTEREST
---------------------------------------           ------------------
Class M................................                  1.90%
Class B-1..............................                  0.85%
Class B-2..............................                  0.60%
Class B-3..............................                  0.45%
Class B-4..............................                  0.30%
Class B-5..............................                  0.30%

CALCULATION OF CLASS CERTIFICATE BALANCE

      The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

      - all amounts previously distributed to holders of certificates of the class as payments of principal,

      -     the amount of Realized Losses allocated to the class, and

      - in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under " -- Allocation of Losses," and in the case of the Class A-6 Certificates, increased by

      - all interest accrued and added to its Class Certificate Balance prior to that Distribution Date;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See "The Agreements - Realization Upon Defaulted Mortgage Loans - Application of Liquidation Proceeds" in the prospectus.

      In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

NOTIONAL AMOUNT CERTIFICATES

      The Class X Certificates are notional amount certificates. The notional amount of the Class X Certificates for any Distribution Date will be equal to the aggregate Stated Principal Balance of the Non-Discount mortgage loans as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

      The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates which in the aggregate will equal the initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book entry certificates (other than the Class A-1 Certificates) in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1,000 in excess thereof. Investors may hold the beneficial interests in the Class A-1 Certificates in minimum denominations representing an original principal amount of $1,000 and in integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities -- Book-Entry Registration of Securities," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

      Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

      For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities -- Book-Entry Registration of Securities" in the prospectus.

      Although DTC has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

      Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

            - all payments on account of principal on the mortgage loans, including principal prepayments;

            - all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

            - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

            - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

            - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

            -     all substitution adjustment amounts; and

            -     all Advances made by the master servicer.

      Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

      The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

            - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under "Servicing of Mortgage Loans -- Servicing Compensation and Payment of Expenses";

            - to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such Advance was made;

            - to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

            - to reimburse the master servicer for insured expenses from the related insurance proceeds;

            - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

            - to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

            - to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

            - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

            - to withdraw an amount equal to the sum of (a) the Available Funds and (b) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

            - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

      The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

      Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

            - the aggregate amount remitted by the master servicer to the trustee; and

            - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

      The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under " -- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

            -     to pay the trustee fee to the trustee;

            - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

            - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

            - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

      There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

      Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

      The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

      The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

FEES AND EXPENSES

      The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

  TYPE / RECIPIENT (1)                AMOUNT                GENERAL PURPOSE                SOURCE (2)                  FREQUENCY
------------------------ -------------------------------   ----------------   -------------------------------------   ------------
FEES

Master Servicing Fee /   One-twelfth of the Stated         Compensation       Amounts on deposit in the                  Monthly
Master Servicer          Principal Balance of each                            Certificate Account representing
                         mortgage loan multiplied by the                      payments of interest and application
                         master servicing fee rate (3)                        of liquidation proceeds with respect
                                                                              to that mortgage loan

                         -   All late payment fees,        Compensation       Payments made by obligors with          Time to time
                             assumption fees and                              respect to the mortgage loans
                             other similar charges
                             including prepayment
                             charges

                         -   All investment income         Compensation       Investment income related to the           Monthly
                             earned on amounts on                             Certificate Account and the
                             deposit in the                                   Distribution Account
                             Certificate Account
                             and Distribution
                             Account.

                         -   Excess Proceeds (4)           Compensation       Liquidation proceeds and Subsequent     Time to time
                                                                              Recoveries

Trustee Fee (the         One-twelfth of the Trustee Fee    Compensation       Amounts on deposit in the                  Monthly
"Trustee Fee") / Trustee Rate multiplied by the                               Certificate Account or the
                         aggregate Stated Principal                           Distribution Account
                         Balance of the outstanding
                         mortgage loans. (5)

EXPENSES

Insured expenses /       Expenses incurred by the Master   Reimbursement of   To the extent the expenses are          Time to time
Master Servicer          Servicer                          Expenses           covered by an insurance policy with
                                                                              respect to the mortgage loan

Servicing Advances /     To the extent of funds            Reimbursement of   With respect to each Mortgage Loan,     Time to time
Master Servicer          available, the amount of any      Expenses           late recoveries of the payments of
                         Servicing Advances.                                  the costs and expenses, liquidation
                                                                              proceeds, Subsequent Recoveries,
                                                                              purchase proceeds or repurchase
                                                                              proceeds for that Mortgage Loan (6)

Indemnification          Amounts for which the sellers,    Indemnification    Amounts on deposit on the                  Monthly
expenses / the sellers,  the master servicer and                              Certificate Account.
the master servicer and  depositor are entitled to
the depositor            indemnification (7)

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See " -- Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The master servicing fee rate for each Mortgage Loan will equal 0.250% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full, as described in this free writing prospectus under "Servicing of Mortgage Loans -- Adjustment to Servicing Fee in Connection with Certain Prepaid Mortgage Loans."

(4) "Excess Proceeds" with respect to a liquidated mortgage loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the mortgage rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)   The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

DISTRIBUTIONS

      Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in May 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

      Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

      As more fully described in this free writing prospectus, distributions will be made on each Distribution Date from Available Funds in the following order of priority:

      - to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements;

      - to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal" in this free writing prospectus in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

      - to any Class PO Deferred Amounts with respect to the Class PO Certificates, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

      - to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and " -- Principal" in this free writing prospectus; and

      -     from any remaining available amounts, to the Class A-R Certificates.

      "Available Funds" for any Distribution Date will be equal to the sum of:

      - all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender paid primary mortgage insurance on a mortgage loan) and principal due on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

      - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with
            (a) the liquidation of defaulted mortgage loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries;

      - all partial or full prepayments received during the related Prepayment Period, together with all interest paid in connection with those payments, other than certain excess amounts and Compensating Interest; and

      - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by the related seller or the master servicer as of the Distribution Date;

reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

      Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

      The pass-through rate of the Class X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of (a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rate for the Class X Certificates for the Interest Accrual Period for the first Distribution Date is expected to be approximately 0.3180093% per annum.

      Interest Entitlement. With respect to each Distribution Date for all of the interest-bearing certificates, the interest accrual period will be the calendar month preceding the month of the Distribution Date. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

      On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive or accrete an amount allocable to interest for the related interest accrual period. This "interest entitlement" for any interest-bearing class will be equal to the sum of:

      - interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

      - the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed or accreted as interest on the prior Distribution Dates and not subsequently distributed or accreted (which are called unpaid interest amounts).

The Class A-6 Certificates are accrual certificates. Interest will accrue on the Class A-6 Certificates during each interest accrual period at a per annum rate of 6.00%. However, this interest will not be distributed on the Class A-6 Certificates until the Accrual Termination Date, which is the earlier of :

      - the date on which the Class Certificate Balance of each class of subordinated certificates is reduced to zero; and

      - the Distribution Date on which the Class Certificate Balance of the Class A-5 Certificates is reduced to zero.

This accrued and unpaid interest will be added to the Class Certificate Balance of the Class A-6 Certificates on the related Distribution Date.

      The Class PO Certificates are principal only certificates and will not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS

      The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of "Net Interest Shortfalls" for the Distribution Date. With respect to any Distribution Date, the "Net Interest Shortfall" is equal to the sum of:

      - any net prepayment interest shortfalls for the Distribution Date, and

      - the amount of interest that would otherwise have been received with respect to any mortgage loan that was the subject of a Relief Act Reduction or a Debt Service Reduction.

      With respect to any Distribution Date, a "net prepayment interest shortfall" is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans exceeds the Compensating Interest for that Distribution Date.

      A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate less the master servicing fee rate on the Stated Principal Balance of the Mortgage Loan.

      A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "The Agreements -- Certain Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus.

      A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

      Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all classes of senior and subordinated certificates entitled to receive or accrete distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive or accrete on such Distribution Date, in each case before taking into account any reduction in such amounts from Net Interest Shortfalls.

      If on a particular Distribution Date, Available Funds in the Certificate Account applied in the order described above under " -- Priority of Distributions Among Certificates" are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates, interest will be distributed or accreted on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive or accrete in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive or accrete on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

PRINCIPAL

      General. All payments and other amounts received in respect of principal of the mortgage loans will be allocated as described under " -- Priority of Distributions Among the Certificates" between the Class PO Certificates, on the one hand, and the senior certificates (other than the notional amount certificates and the Class PO Certificates) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

      The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate less than 6.00% (each a "Discount mortgage loan") will be equal to the net mortgage rate divided by 6.00%. The Non-PO Percentage with respect to any mortgage loan with a net mortgage rate equal to or greater than 6.00% (each a "Non-Discount mortgage loan") will be 100%. The PO Percentage with respect to any Discount mortgage loan will be equal to

(6.00% minus the net mortgage rate) divided by 6.00%. The PO Percentage with respect to any Non-Discount mortgage loan will be 0%.

      Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount will be distributed as principal of the senior certificates (other than the notional amount certificates and the Class PO Certificates) in an amount up to the Senior Principal Distribution Amount and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

      The "Non-PO Formula Principal Amount" for any Distribution Date will equal the sum of:

      (i)   the sum of the applicable Non-PO Percentage of,

            (a) all monthly payments of principal due on each mortgage loan on the related Due Date,

            (b) the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

            (c) the Substitution Adjustment Amount in connection with any deleted mortgage loan received with respect to the Distribution Date,

            (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

            (e) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

            (f) all partial and full principal prepayments by borrowers received during the related Prepayment Period, and

      (ii) (A) any Subsequent Recoveries received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date.

      Class A-6 Accrual Amount. On each Distribution Date up to and including the Accrual Termination Date, the amount of accrued interest on the Class A-6 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Class A-6 Accrual Amount") will be distributed as principal in the following order of priority:

      (1) to the Class A-5 Certificates, in an amount up the amount necessary to reduce its Class Certificate Balance to its Targeted Balance for that Distribution Date;

      (2) to the Class A-6 Certificates, in an amount up the amount necessary to reduce its Class Certificate Balance to its Targeted Balance for that Distribution Date;

      (3) to the Class A-5 Certificates, without regard to its Targeted Balance for that Distribution Date, until its Class Certificate Balance is reduced to zero; and

      (4) to the Class A-6 Certificates, without regard to its Targeted Balance for that Distribution Date, until its Class Certificate Balance is reduced to zero.

      Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates in the following order of priority:

      (1) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero; and

      (2) concurrently, to the Class A-7, Class A-8 and Class A-9 Certificates, pro rata, the Priority Amount, until their respective Class Certificate Balances are reduced to zero;

      (3) to the Class A-2, Class A-3 and Class A-4 Certificates, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Planned Balance for that Distribution Date, in the following order of priority:

            (a) concurrently, to the Class A-2 and Class A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

            (b) to the Class A-4 Certificates, until its Class Certificate Balance is reduced to zero;

      (4) to the Class A-5 Certificates, in an amount up the amount necessary to reduce its Class Certificate Balance to its Targeted Balance for that Distribution Date;

      (5) to the Class A-6 Certificates, in an amount up the amount necessary to reduce its Class Certificate Balance to its Targeted Balance for that Distribution Date;

      (6) to the Class A-5 Certificates, without regard to its Targeted Balance for that Distribution Date, until its Class Certificate Balance is reduced to zero; and

      (7) to the Class A-6 Certificates, without regard to its Targeted Balance for that Distribution Date, until its Class Certificate Balance is reduced to zero.

      (8) to the Class A-2, Class A-3 and Class A-4 Certificates, without regard to their Aggregate Planned Balance for that Distribution Date, in the following order of priority:

            (a) concurrently, to the Class A-2 and Class A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

            (b) to the Class A-4 Certificates, until its Class Certificate Balance is reduced to zero;

      (9) to the Class A-1 Certificates, until its Class Certificate Balance is reduced to zero; and

      (10) concurrently, to the Class A-7, Class A-8 and Class A-9 Certificates, pro rata, without regard to the Priority Amount, until their respective Class Certificate Balances are reduced to zero.

      Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount will be distributed, concurrently, as principal of the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

      The capitalized terms used herein shall have the following meanings:

      "Priority Amount" for any Distribution Date will equal the sum of (i) the product of (A) the Scheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Priority Percentage and (ii) the product of (A) the Unscheduled Principal Distribution Amount, (B) the Shift Percentage and (C) the Priority Percentage.

      "Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class A-7, Class A-8 and Class A-9 Certificates immediately prior to such Distribution Date, and the denominator of which is equal to the aggregate Class Certificate Balance of the certificates (other than the Class PO Certificates and the notional amount certificates) immediately prior to that Distribution Date.

      "Scheduled Principal Distribution Amount" for any Distribution Date will equal the Non-PO Percentage of all amounts described in subclauses (a) through
(d) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date.

      "Unscheduled Principal Distribution Amount" for any Distribution Date will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to principal received with respect to such mortgage loan, (ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and
(iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date.

      "Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

      "Due Date" means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

      "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from April 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

      The "Senior Principal Distribution Amount" for any Distribution Date will equal the sum of

      - the Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

      - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

            - the Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

            - the Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

      -     the sum of

            - the Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

            - the Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for the Distribution Date.

      If on any Distribution Date the allocation to the classes of senior certificates (other than the notional amount certificates and the Class PO Certificates) then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

      "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), as reduced by:

      - any previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor; and

      - liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period.

      The "pool principal balance" equals the aggregate of the Stated Principal Balances of the mortgage loans.

      The "Senior Percentage" for any Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the notional amount certificates and the Class PO Certificates) immediately before the Distribution Date.

      The "Subordinated Percentage" for any Distribution Date will be calculated as the difference between 100% and the Senior Percentage for the Distribution Date.

      The "Senior Prepayment Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the notional amount certificates and the Class PO Certificates) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

      The "Subordinated Prepayment Percentage" as of any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage.

      The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

      - for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for the Distribution Date;

      - for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date;

      - for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for the Distribution Date;

      - for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for the Distribution Date; and

      - for any Distribution Date thereafter, the Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

      Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

      - the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates immediately prior to the Distribution Date, does not equal or exceed 50%, and

      -     cumulative Realized Losses on the mortgage loans do not exceed:

            - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

            - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

            - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date,

            - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date, and

            - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date.

      Subordinated Principal Distribution Amount. On each Distribution Date, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their distribution priorities, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

      With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "Restricted Classes"). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

      For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of the subject class and all classes of subordinated certificates which have lower distribution priorities than such class.

      For any Distribution Date and any class of subordinated certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for such class on the date of issuance of the certificates.

      The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

      On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

                                                                  Original
                              Beneficial     Initial Credit      Applicable
                             Interest in       Enhancement     Credit Support
                            Issuing Entity        Level          Percentage
                            --------------   --------------    --------------
Senior Certificates...          95.60%            4.40%              N/A
Class M...............           1.90%            2.50%             4.40%
Class B-1.............           0.85%            1.65%             2.50%
Class B-2.............           0.60%            1.05%             1.65%
Class B-3.............           0.45%            0.60%             1.05%
Class B-4.............           0.30%            0.30%             0.60%
Class B-5.............           0.30%            0.00%             0.30%

      For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

      The "Subordinated Principal Distribution Amount" for any Distribution Date will equal:

      -     the sum of

            - the Subordinated Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through
                  (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

            - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

            - the Subordinated Prepayment Percentage of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

            - the Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that Distribution Date,

      - reduced by the amount of any payments in respect of Class PO Deferred Amounts on the related Distribution Date.

      Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of the Class PO Certificates will be made in an amount equal to the lesser of (x) the PO Formula Principal Amount for that Distribution Date and (y) the product of:

      - Available Funds remaining after distribution and accretion of interest on the senior certificates, and

      - a fraction, the numerator of which is the PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the Senior Principal Distribution Amount.

      If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the senior certificates (other than the notional amount certificates and the Class PO Certificates) will be in an amount equal to the product of Available Funds remaining after distribution and accretion of interest on the senior certificates and a fraction, the numerator of which is the Senior Principal Distribution Amount and the denominator of which is the sum of the Senior Principal Distribution Amount and the PO Formula Principal Amount.

      The "PO Formula Principal Amount" for any Distribution Date will equal the sum of:

      -     the sum of the applicable PO Percentage of

            - all monthly payments of principal due on each mortgage loan on the related Due Date,

            - the principal portion of the purchase price of each mortgage loan that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

            - the substitution adjustment amount in connection with any deleted mortgage loan received for that Distribution Date,

            - any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

            - for each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan, and

            - all partial and full principal prepayments by borrowers received during the related prepayment period, and

      - with respect to Subsequent Recoveries attributable to a Discount mortgage loan which incurred a Realized Loss after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of that Distribution Date.

      Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

      On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan will be allocated to the Class PO Certificates until its Class Certificate Balance is reduced to zero. The amount of any Realized Loss allocated to the Class PO Certificates on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable to the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the Class PO Certificates before distributions of principal on the subordinated certificates. Any distribution of Available Funds in respect of unpaid Class PO Deferred Amounts will not further reduce the Class Certificate Balance of the Class PO Certificates. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

      On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss will be allocated:

      - first, to the subordinated certificates, in the reverse order of their distribution priority (beginning with the class of subordinated certificates then outstanding with the lowest distribution priority), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

      - second, to the senior certificates (other than the notional amount certificates and the Class PO Certificates), pro rata, based upon their respective Class Certificate Balances or, in the case of the Class A-6 Certificates, on the basis of the lesser of its Class Certificate Balance immediately prior to that Distribution Date and its initial Class Certificate Balance, except that the applicable Non-PO Percentage of any Realized Losses that would otherwise be allocated to the Class A-2 and Class A-7 Certificates will instead be allocated to the Class A-3 and Class A-8 Certificates, respectively, until their respective Class Certificate Balances are reduced to zero.

      For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each class of Class B Certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

      The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

      Because principal distributions are paid to some classes of certificates (other than the notional amount certificates and the Class PO Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

      In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan.

      A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

      "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

                           PRINCIPAL BALANCE SCHEDULES

      The Principal Balance Schedules have been prepared on the basis of the structuring assumptions and the assumption that the mortgage loans prepay at the constant range of rates or rate set forth below:

    PRINCIPAL BALANCE                                              PREPAYMENT ASSUMPTION RATE OR
         SCHEDULE             RELATED CLASSES OF CERTIFICATES              RANGE OF RATES
--------------------------    -------------------------------      -------------------------------
Aggregate Planned Balance      Class A-2, Class A-3 and Class              7% to 20% CPR
                                      A-4 Certificates

Class A-5 Targeted Balance         Class A-5 Certificates        100% of the Prepayment Assumption

Class A-6 Targeted Balance         Class A-6 Certificates        100% of the Prepayment Assumption

      There is no assurance that the Class Certificate Balances of the Class A-2, Class A-3 and Class A-4 Certificates (the "Aggregate Planned Balance Certificates") or the Class A-5 and Class A-6 Certificates (the "Targeted Balance Certificates") will conform on any Distribution Date to the related Aggregate Planned Balance or Targeted Balance, as applicable, specified for such Distribution Date in the applicable Principal Balance Schedule herein, or that distribution of principal on such classes of certificates will end on the respective Distribution Dates specified therein. Because any excess of the amounts available for distribution of principal of these classes of certificates over the amount necessary to reduce their Class Certificate Balances to the amount set forth in the applicable Principal Balance Schedule will be distributed, the ability to so reduce the Class Certificate Balances of such classes of certificates will not be enhanced by the averaging of high and low principal payments as might be the case if any such excess amounts were held for future application and not distributed monthly. In addition, even if prepayments remain within the applicable range or at the rate specified above, the amounts available for distribution of principal of these classes of certificates on any Distribution Date may be insufficient to reduce such classes of certificates to the amount set forth in the respective Principal Balance Schedule. Moreover, because of the diverse remaining terms to maturity, these classes of certificates may not be reduced to the amount set forth in the respective Principal Balance Schedule, even if prepayments occur within the range or at the rate specified above.

                          AGGREGATE           CLASS A-5          CLASS A-6
                           PLANNED            TARGETED            TARGETED
DISTRIBUTION DATE        BALANCE ($)         BALANCE ($)        BALANCE ($)
--------------------   --------------     --------------        ------------
Initial.............   154,424,000.00     109,318,000.00        4,000,000.00
May 25, 2006........   152,363,021.31     109,000,042.17        4,020,000.00
June 25, 2006.......   150,314,564.93     108,378,102.03        4,040,100.00
July 25, 2006.......   148,278,655.17     107,456,323.62        4,060,300.50
August 25, 2006.....   146,255,216.79     106,239,691.18        4,080,602.00
September 25, 2006..   144,244,175.01     104,734,022.40        4,101,005.01
October 25, 2006....   142,245,455.49     102,945,957.71        4,121,510.04
November 25, 2006...   140,258,984.35     100,882,945.59        4,142,117.59
December 25, 2006...   138,284,688.18      98,553,223.81        4,162,828.18
January 25, 2007....   136,322,493.96      95,965,796.72        4,183,642.32
February 25, 2007...   134,372,329.18      93,130,408.53        4,204,560.53
March 25, 2007......   132,434,121.71      90,057,512.71        4,225,583.33
April 25, 2007......   130,507,799.91      86,774,499.86        4,246,711.25
May 25, 2007........   128,593,292.53      83,577,409.06        4,267,944.80
June 25, 2007.......   126,690,528.77      80,464,482.00        4,289,284.53
July 25, 2007.......   124,799,438.28      77,433,994.02        4,310,730.95
August 25, 2007.....   122,919,951.10      74,484,253.42        4,332,284.61
September 25, 2007..   121,051,997.72      71,613,600.86        4,353,946.03
October 25, 2007....   119,195,509.05      68,820,408.79        4,375,715.76
November 25, 2007...   117,350,416.41      66,103,080.81        4,397,594.34
December 25, 2007...   115,516,651.54      63,460,051.12        4,419,582.31
January 25, 2008....   113,694,146.59      60,889,783.90        4,441,680.22
February 25, 2008...   111,882,834.14      58,390,772.81        4,463,888.62
March 25, 2008......   110,082,647.16      55,961,540.40        4,486,208.06
April 25, 2008......   108,293,519.04      53,600,637.56        4,508,639.10
May 25, 2008........   106,515,383.55      51,306,643.01        4,531,182.30
June 25, 2008.......   104,748,174.90      49,078,162.79        4,553,838.21
July 25, 2008.......   102,991,827.68      46,913,829.70        4,576,607.40
August 25, 2008.....   101,246,276.86      44,812,302.85        4,599,490.44
September 25, 2008..    99,511,457.85      42,772,267.12        4,622,487.89
October 25, 2008....    97,787,306.41      40,792,432.73        4,645,600.33
November 25, 2008...    96,073,758.70      38,871,534.72        4,668,828.33
December 25, 2008...    94,370,751.28      37,008,332.49        4,692,172.47
January 25, 2009....    92,678,221.10      35,201,609.36        4,715,633.34
February 25, 2009...    90,996,105.47      33,450,172.11        4,739,211.50
March 25, 2009......    89,324,342.09      31,752,850.56        4,762,907.56
April 25, 2009......    87,662,869.05      30,108,497.08        4,786,722.10
May 25, 2009........    86,011,624.80      28,515,986.23        4,810,655.71
June 25, 2009.......    84,370,548.19      26,974,214.33        4,834,708.99
July 25, 2009.......    82,739,578.41      25,482,099.01        4,858,882.53
August 25, 2009.....    81,118,655.05      24,038,578.86        4,883,176.95
September 25, 2009..    79,507,718.04      22,642,613.00        4,907,592.83
October 25, 2009....    77,906,707.67      21,293,180.71        4,932,130.79
November 25, 2009...    76,315,564.65      19,989,281.07        4,956,791.45
December 25, 2009...    74,734,229.98      18,729,932.53        4,981,575.41
January 25, 2010....    73,162,645.08      17,514,172.61        5,006,483.28
February 25, 2010...    71,600,751.66      16,341,057.51        5,031,515.70
March 25, 2010......    70,048,491.84      15,209,661.75        5,056,673.28
April 25, 2010......    68,505,808.09      14,119,077.83        5,081,956.64
May 25, 2010........    66,972,643.19      13,068,415.93        5,107,366.43
June 25, 2010.......    65,448,940.30      12,056,803.51        5,132,903.26
July 25, 2010.......    63,934,642.92      11,083,385.03        5,158,567.78
August 25, 2010.....    62,429,694.89      10,147,321.63        5,184,360.61
September 25, 2010..    60,934,040.41       9,247,790.78        5,210,282.42
October 25, 2010....    59,447,623.98       8,383,986.02        5,236,333.83
November 25, 2010...    57,970,390.47       7,555,116.62        5,262,515.50
December 25, 2010...    56,502,285.10       6,760,407.29        5,288,828.08
January 25, 2011....    55,043,253.37       5,999,097.92        5,315,272.22
February 25, 2011...    53,593,241.16       5,270,443.24        5,341,848.58
March 25, 2011......    52,152,194.67       4,573,712.57        5,368,557.82
April 25, 2011......    50,720,060.42       3,908,189.57        5,395,400.61
May 25, 2011........    49,385,268.30       3,439,689.00        5,422,377.61
June 25, 2011.......    48,059,115.09       2,999,649.42        5,449,489.50
July 25, 2011.......    46,741,548.46       2,587,403.45        5,476,736.95
August 25, 2011.....    45,432,516.42       2,202,296.91        5,504,120.63
September 25, 2011..    44,131,967.27       1,843,688.59        5,531,641.24
October 25, 2011....    42,839,849.63       1,510,950.01        5,559,299.44

                          AGGREGATE          CLASS A-5           CLASS A-6
                           PLANNED           TARGETED             TARGETED
DISTRIBUTION DATE        BALANCE ($)        BALANCE ($)         BALANCE ($)
--------------------   --------------     --------------        ------------
November 25, 2011...    41,556,112.46       1,203,465.15        5,587,095.94
December 25, 2011...    40,280,704.99         920,630.23        5,615,031.42
January 25, 2012....    39,013,576.79         661,853.51        5,643,106.58
February 25, 2012...    37,754,677.74         426,554.99        5,671,322.11
March 25, 2012......    36,503,958.00         214,166.25        5,699,678.72
April 25, 2012......    35,261,368.06          24,130.20        5,728,177.11
May 25, 2012........    34,077,394.99               0.00        5,641,500.14
June 25, 2012.......    32,919,683.68               0.00        5,532,798.15
July 25, 2012.......    31,787,712.01               0.00        5,426,161.73
August 25, 2012.....    30,680,967.87               0.00        5,321,551.99
September 25, 2012..    29,598,948.90               0.00        5,218,930.78
October 25, 2012....    28,541,162.37               0.00        5,118,260.67
November 25, 2012...    27,507,124.93               0.00        5,019,504.93
December 25, 2012...    26,496,362.51               0.00        4,922,627.49
January 25, 2013....    25,508,410.06               0.00        4,827,592.99
February 25, 2013...    24,542,811.46               0.00        4,734,366.70
March 25, 2013......    23,599,119.30               0.00        4,642,914.58
April 25, 2013......    22,676,894.75               0.00        4,553,203.18
May 25, 2013........    21,920,344.82               0.00        4,465,200.90
June 25, 2013.......    21,181,606.35               0.00        4,378,874.24
July 25, 2013.......    20,460,305.16               0.00        4,294,191.64
August 25, 2013.....    19,756,074.51               0.00        4,211,122.09
September 25, 2013..    19,068,554.97               0.00        4,129,635.18
October 25, 2013....    18,397,394.20               0.00        4,049,701.08
November 25, 2013...    17,742,246.93               0.00        3,971,290.50
December 25, 2013...    17,102,774.74               0.00        3,894,374.69
January 25, 2014....    16,478,645.96               0.00        3,818,925.48
February 25, 2014...    15,869,535.52               0.00        3,744,915.18
March 25, 2014......    15,275,124.84               0.00        3,672,316.65
April 25, 2014......    14,695,101.70               0.00        3,601,103.24
May 25, 2014........    14,255,042.96               0.00        3,531,249.42
June 25, 2014.......    13,825,353.96               0.00        3,462,728.81
July 25, 2014.......    13,405,809.01               0.00        3,395,516.24
August 25, 2014.....    12,996,187.11               0.00        3,329,587.00
September 25, 2014..    12,596,271.86               0.00        3,264,916.87
October 25, 2014....    12,205,851.32               0.00        3,201,482.07
November 25, 2014...    11,824,717.96               0.00        3,139,259.25
December 25, 2014...    11,452,668.57               0.00        3,078,225.53
January 25, 2015....    11,089,504.17               0.00        3,018,358.43
February 25, 2015...    10,735,029.89               0.00        2,959,635.91
March 25, 2015......    10,389,054.96               0.00        2,902,036.34
April 25, 2015......    10,051,392.55               0.00        2,845,538.48
May 25, 2015........     9,826,391.23               0.00        2,790,121.52
June 25, 2015.......     9,605,694.52               0.00        2,735,764.89
July 25, 2015.......     9,389,221.02               0.00        2,682,448.54
August 25, 2015.....     9,176,890.87               0.00        2,630,152.80
September 25, 2015..     8,968,625.69               0.00        2,578,858.36
October 25, 2015....     8,764,348.60               0.00        2,528,546.28
November 25, 2015...     8,563,984.15               0.00        2,479,197.98
December 25, 2015...     8,367,458.29               0.00        2,430,795.22
January 25, 2016....     8,174,698.37               0.00        2,383,320.09
February 25, 2016...     7,985,633.13               0.00        2,336,755.04
March 25, 2016......     7,800,192.60               0.00        2,291,082.84
April 25, 2016......     7,617,179.37               0.00        2,246,023.97
May 25, 2016........     7,431,334.62               0.00        2,200,262.28
June 25, 2016.......     7,249,147.42               0.00        2,155,401.19
July 25, 2016.......     7,070,547.32               0.00        2,111,423.36
August 25, 2016.....     6,895,465.24               0.00        2,068,311.78
September 25, 2016..     6,723,833.36               0.00        2,026,049.76
October 25, 2016....     6,555,585.20               0.00        1,984,620.91
November 25, 2016...     6,390,655.51               0.00        1,944,009.18
December 25, 2016...     6,228,980.30               0.00        1,904,198.80
January 25, 2017....     6,070,496.77               0.00        1,865,174.32
February 25, 2017...     5,915,143.34               0.00        1,826,920.57
March 25, 2017......     5,762,859.59               0.00        1,789,422.67
April 25, 2017......     5,613,586.25               0.00        1,752,666.04
May 25, 2017........     5,467,265.18               0.00        1,716,636.35

                          AGGREGATE          CLASS A-5           CLASS A-6
                           PLANNED           TARGETED             TARGETED
DISTRIBUTION DATE        BALANCE ($)        BALANCE ($)         BALANCE ($)
--------------------   --------------     --------------        ------------
June 25, 2017.......     5,323,839.34               0.00        1,681,319.57
July 25, 2017.......     5,183,252.79               0.00        1,646,701.90
August 25, 2017.....     5,045,450.64               0.00        1,612,769.85
September 25, 2017..     4,910,379.05               0.00        1,579,510.15
October 25, 2017....     4,777,985.20               0.00        1,546,909.80
November 25, 2017...     4,648,217.28               0.00        1,514,956.04
December 25, 2017...     4,521,024.48               0.00        1,483,636.36
January 25, 2018....     4,396,356.93               0.00        1,452,938.48
February 25, 2018...     4,274,165.73               0.00        1,422,850.36
March 25, 2018......     4,154,402.92               0.00        1,393,360.19
April 25, 2018......     4,037,021.43               0.00        1,364,456.39
May 25, 2018........     3,921,975.10               0.00        1,336,127.57
June 25, 2018.......     3,809,218.66               0.00        1,308,362.61
July 25, 2018.......     3,698,707.69               0.00        1,281,150.55
August 25, 2018.....     3,590,398.61               0.00        1,254,480.67
September 25, 2018..     3,484,248.70               0.00        1,228,342.46
October 25, 2018....     3,380,216.03               0.00        1,202,725.58
November 25, 2018...     3,278,259.48               0.00        1,177,619.91
December 25, 2018...     3,178,338.71               0.00        1,153,015.52
January 25, 2019....     3,080,414.17               0.00        1,128,902.67
February 25, 2019...     2,984,447.03               0.00        1,105,271.80
March 25, 2019......     2,890,399.23               0.00        1,082,113.53
April 25, 2019......     2,798,233.44               0.00        1,059,418.68
May 25, 2019........     2,707,913.02               0.00        1,037,178.23
June 25, 2019.......     2,619,402.05               0.00        1,015,383.32
July 25, 2019.......     2,532,665.29               0.00          994,025.29
August 25, 2019.....     2,447,668.17               0.00          973,095.61
September 25, 2019..     2,364,376.80               0.00          952,585.95
October 25, 2019....     2,282,757.91               0.00          932,488.12
November 25, 2019...     2,202,778.89               0.00          912,794.07
December 25, 2019...     2,124,407.75               0.00          893,495.95
January 25, 2020....     2,047,613.10               0.00          874,586.01
February 25, 2020...     1,972,364.17               0.00          856,056.68
March 25, 2020......     1,898,630.76               0.00          837,900.52
April 25, 2020......     1,826,383.27               0.00          820,110.25
May 25, 2020........     1,755,592.65               0.00          802,678.72
June 25, 2020.......     1,686,230.41               0.00          785,598.90
July 25, 2020.......     1,618,268.62               0.00          768,863.92
August 25, 2020.....     1,551,679.87               0.00          752,467.03
September 25, 2020..     1,486,437.27               0.00          736,401.62
October 25, 2020....     1,422,514.48               0.00          720,661.18
November 25, 2020...     1,359,885.63               0.00          705,239.37
December 25, 2020...     1,298,525.36               0.00          690,129.92
January 25, 2021....     1,238,408.79               0.00          675,326.72
February 25, 2021...     1,179,511.55               0.00          660,823.76
March 25, 2021......     1,121,809.69               0.00          646,615.14
April 25, 2021......     1,065,279.75               0.00          632,695.10
May 25, 2021........     1,009,656.24               0.00          618,998.04
June 25, 2021.......       955,166.73               0.00          605,580.23
July 25, 2021.......       901,788.93               0.00          592,436.16
August 25, 2021.....       849,500.92               0.00          579,560.44
September 25, 2021..       798,281.24               0.00          566,947.80
October 25, 2021....       748,108.85               0.00          554,593.04
November 25, 2021...       698,963.07               0.00          542,491.08
December 25, 2021...       650,823.67               0.00          530,636.93
January 25, 2022....       603,670.77               0.00          519,025.70
February 25, 2022...       557,484.91               0.00          507,652.59
March 25, 2022......       512,246.98               0.00          496,512.91
April 25, 2022......       467,938.24               0.00          485,602.03
May 25, 2022........       424,540.32               0.00          474,915.44
June 25, 2022.......       382,035.21               0.00          464,448.69
July 25, 2022.......       340,405.23               0.00          454,197.45
August 25, 2022.....       299,633.07               0.00          444,157.43
September 25, 2022..       259,701.72               0.00          434,324.45
October 25, 2022....       220,594.52               0.00          424,694.42
November 25, 2022...       182,295.13               0.00          415,263.30
December 25, 2022...       144,787.52               0.00          406,027.16

                          AGGREGATE           CLASS A-5          CLASS A-6
                           PLANNED            TARGETED            TARGETED
DISTRIBUTION DATE        BALANCE ($)         BALANCE ($)        BALANCE ($)
--------------------   --------------     --------------        ------------
January 25, 2023....       108,055.99               0.00          396,982.12
February 25, 2023...        72,085.11               0.00          388,124.39
March 25, 2023......        36,859.78               0.00          379,450.24
April 25, 2023......         2,365.18               0.00          370,956.03
May 25, 2023........             0.00               0.00          331,224.94
June 25, 2023.......             0.00               0.00          290,003.47
July 25, 2023.......             0.00               0.00          249,639.38
August 25, 2023.....             0.00               0.00          210,115.59
September 25, 2023..             0.00               0.00          171,415.35
October 25, 2023....             0.00               0.00          133,522.24
November 25, 2023...             0.00               0.00           96,420.17
December 25, 2023...             0.00               0.00           60,093.33
January 25, 2024....             0.00               0.00           24,526.25
February 25, 2024
and thereafter......             0.00               0.00                0.00